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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FIRST MARINER BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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February 16, 2010

Dear Stockholder:

        You are cordially invited to attend a Special Meeting of Stockholders of First Mariner Bancorp (the "Company") to be held at the CLARENCE "DU" BURNS ARENA located at 1301 South Ellwood Avenue, Baltimore, Maryland 21224 on, Friday, March 19, 2010 at 7:00 a.m., local time.

        YOUR VOTE IS IMPORTANT.    As described in the attached Proxy Statement, First Mariner Bancorp has called this Special Meeting to ask our stockholders to vote on the following proposals: (1) the issuance of up to $2.6 million of common stock and warrants to acquire additional shares of common stock in exchange for up to $26.0 million aggregate liquidation amount of trust preferred securities; and (2) to grant management the authority to adjourn the Special Meeting to solicit additional proxies if there are insufficient votes to approve proposal 1.

        ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO VOTE VIA THE INTERNET, BY TELEPHONE OR BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                      Sincerely,

                      EDWIN F. HALE, SR.
                      Chairman of the Board of Directors

FIRST MARINER BANCORP
1501 S. CLINTON STREET
BALTIMORE, MARYLAND 21224

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME AND DATE	7:00 a.m. on Friday, March 19, 2010
PLACE	CLARENCE "DU" BURNS ARENA 1301 South Ellwood Avenue Baltimore, Maryland 21224
ITEMS OF BUSINESS	(1)
The approval of the issuance of up to $2.6 million of common stock and warrants to acquire additional shares of common stock in exchange for up to $26.0 million aggregate liquidation amount of trust preferred securities;
(2) To grant management the authority to adjourn the special meeting to solicit additional proxies in the event there are insufficient votes to approve proposal 1; and
(3) Such other business as may properly come before the meeting. The Board of Directors is not aware of any other business to come before the meeting.
RECORD DATE	In order to vote, you must have been a stockholder at the close of business on February 8, 2010.
PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card sent to you. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. Most holders will be able to vote by phone or Internet by following the instructions on their proxy form. If you need help in voting your shares or if you have any questions regarding the proposals, please call our proxy solicitor, Laurel Hill Advisory Group toll-free at 888-742-1305. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement. A copy of the following proxy statement and the enclosed proxy card are also available on the Internet at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=08777.
BY ORDER OF THE BOARD OF DIRECTORS
EUGENE A. FRIEDMAN Secretary

Baltimore, Maryland
February 16, 2010

NOTE: Whether or not you plan to attend the special meeting, please vote via the Internet, by telephone or by marking, signing, dating and promptly returning the enclosed proxy card in the self-addressed, stamped envelope.

FIRST MARINER BANCORP

PROXY STATEMENT

 GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Mariner Bancorp to be used at the Special Meeting of Stockholders, which will be held at the CLARENCE "DU" BURNS ARENA located at 1301 South Ellwood Avenue, Baltimore, Maryland 21224 at 7:00 a.m., local time, on Friday, March 19, 2010. The accompanying notice of meeting, this proxy statement and proxy card are being first mailed to stockholders on or about February 16, 2010. In this proxy statement, we may also refer to First Mariner Bancorp as "First Mariner," the "Company," "we," "our" or "us."

        First Mariner is the holding company for First Mariner Bank. In this proxy statement, we may also refer to First Mariner Bank as the "Bank."

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDERS MEETING TO BE HELD ON MARCH 19, 2010.

        The proxy statement and proxy card are available on the Internet at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=0877.

 INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

        You are entitled to vote your shares of First Mariner common stock, par value, $0.05 per share, that you owned as of February 8, 2010 (the "Record Date"). As of the close of business on February 8, 2010, there were 6,452,631 shares of common stock issued and outstanding. Each share of common stock has one vote.

Ownership of Shares; Attending the Meeting

        You may own shares of First Mariner in one or more of the following ways:

  •
  Directly in your name as the stockholder of record; or

  •
  Indirectly through a broker, bank or other holder of record in "street name."

        If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting. Alternatively, you may be able to vote by phone or Internet by following the instructions on your proxy form.

        If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a proxy card or voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of First Mariner common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other holder of record of your shares.

Quorum and Vote Required

        Quorum.    We will have a quorum and will be able to conduct the business of the meeting if the holders of at least a majority of the total number of shares of common stock outstanding and entitled to vote are present at the meeting, either in person or by proxy.

        How We Count Votes.    If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.

        Votes Required for Proposals.    In voting on the proposal to approve the issuance of up to $2.6 million of common stock and warrants to acquire additional shares of common stock in exchange for up to $26.0 million aggregate liquidation amount of trust preferred securities, you may vote in favor of the proposal, vote against the proposal or abstain from voting. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

        In voting on the proposal to grant management the authority to adjourn the meeting to solicit additional proxies in the event there are insufficient votes to approve proposal 1, you may vote in favor of the proposal, vote against the proposal or abstain from voting. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Voting by Proxy

        The Company's Board of Directors is sending you this proxy statement for the purpose of requesting that you allow your shares of First Mariner common stock to be represented at the meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote "FOR" the proposal regarding the issuance of up to $2.6 million of common stock and warrants to acquire additional shares of common stock in exchange for up to $26.0 million aggregate liquidation amount of trust preferred securities and a vote "FOR" the proposal to grant management the authority to adjourn the meeting to solicit additional proxies in the event there are insufficient votes to approve the foregoing proposals.

        If any matters not described in this proxy statement are properly presented at the meeting, the persons named in the proxy card will vote your shares as determined by a majority of the Board of Directors. If the meeting is postponed or adjourned, your First Mariner common stock may be voted by the persons named in the proxy card on the new Special Meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

        You may revoke your proxy at any time before the vote is taken at the meeting, regardless of whether you submitted your original proxy by mail, the Internet or telephone. To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the meeting, deliver a later-dated proxy, or attend the meeting and vote your shares in person. Attendance at the meeting will not in itself constitute revocation of your proxy.

        Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card.

 STOCK OWNERSHIP

        The following table sets forth, as of January 27, 2010, certain information as to the common stock beneficially owned by each of the Company's directors, and by all executive officers and directors of the Company as a group. Other than those persons listed below, the Company is not aware of any person or group that beneficially owned more than 5% of the common stock as of January 27, 2010.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Shares of Common Stock Outstanding(3)
Edwin F. Hale, Sr.(4)	1,452,316	21.70%
Barry B. Bondroff(5)	64,842	1.00
John Brown, III(6)	7,930	*
Robert L. Caret(7)	10,890	*
George H. Mantakos(8)	143,823	2.20
John P. McDaniel(9)	40,800	*
John J. Oliver, Jr.(10)	7,300	*
Patricia Schmoke, MD(11)	6,200	*
Hector Torres(12)	4,700	*
Michael R. Watson(13)	13,385	*
Anirban Basu(14)	2,600	*
Gregory A. Devou(15)	700	*
Mark A. Keidel(16)	90,877	1.40
All directors and executive officers as a group (13 persons)(17)	1,846,363	26.87

*
Less than 1%.

(1)
All executive officers and directors of the Company have the Company's address: 1501 S. Clinton Street, Baltimore, Maryland 21224.

(2)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from January 27, 2010. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to the listed shares.

(3)
Based on 6,452,631 shares outstanding, plus the number of shares of Company common stock which such person or group of persons has the right to acquire within 60 days after January 27, 2010 by the exercise of stock options.

(4)
Includes 11,664 shares in his Individual Retirement Account, and options to purchase 240,000 shares. Mr. Hale has pledged 501,610 shares to secure indebtedness at other financial institutions.

(5)
Includes 39,242 shares in his Individual Retirement Account, and 10,450 shares held jointly with his wife, and options to purchase 15,150 shares.

(6)
Includes options to purchase 6,350 shares.

(7)
Includes options to purchase 1,950 shares.

(8)
Includes 34,900 shares held in his Individual Retirement Account, 11,650 held jointly with his wife, and options to purchase 75,000 shares.

(9)
Includes options to purchase 1,900 shares.

(10)
Includes options to purchase 7,150 shares.

(11)
Includes options to purchase 6,100 shares.

(12)
Includes options to purchase 4,100 shares.

(13)
Includes 1,435 shares held jointly with his wife and options to purchase 11,850 shares.

(14)
Includes options to purchase 500 shares.

(15)
Includes options to purchase 600 shares.

(16)
Includes options to purchase 47,000 shares.

(17)
Includes options to purchase 417,650 shares.

ITEMS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1—THE APPROVAL OF THE EXCHANGE

The Proposal

        The Company has entered into an agreement (the "Exchange Agreement") with Edwin F. Hale, Sr., the Chairman of the Board and Chief Executive Officer of the Company and the Bank, who has purchased trust preferred securities with an aggregate liquidation amount of $20.0 million issued by First Mariner Capital Trusts II, IV and VIII. Pursuant to the agreement, Mr. Hale will tender $20.0 million aggregate liquidation amount of trust preferred securities to the Company in exchange for an aggregate of a number of shares of common stock valued at $2.0 million and warrants to acquire additional shares of common stock, as described in more detail below (the "Exchange"). The Company is seeking stockholder approval under the applicable provisions of Nasdaq Marketplace Rule 5635 for the issuance of the shares of common stock and warrants to be issued in the Exchange and the shares of common stock issuable upon the exercise of the warrants granted in the Exchange. In addition, other investors, consisting of members of our Board of Directors and members of executive and senior management of the Company and the Bank (the "Investors") purchased trust preferred securities with an aggregate liquidation amount of $6.0 million issued by First Mariner Capital Trust IV. The Company may seek to negotiate an agreement with the Investors, with economic terms substantially identical to those contained in the Exchange Agreement, for the exchange of common stock and warrants for the $6.0 million of trust preferred securities they hold. Shareholder approval of Proposal 1 also will constitute approval for the Company to complete an exchange of common stock and warrants for $6.0 million of trust preferred securities held by the Investors under economic terms substantially identical to those contained in the Exchange Agreement. However, no agreement with the Investors exists and that $6.0 million of trust preferred securities will remain outstanding unless and until an agreement is reached with the Investors.

Background

        Like many financial institutions across the United States, our operations have been impacted by the current economic crisis. During our fiscal year ended December 31, 2008 and continuing in 2009, the economic crisis that was initially confined to residential real estate and subprime lending has evolved into a global economic crisis that has negatively impacted not only liquidity and credit quality but also economic indicators such as the labor market, the capital markets and real estate values. As a result of this significant downturn, we have been adversely affected by declines in the residential and commercial real estate market in our market area. The declining home prices, slowing economic conditions and increasing levels of delinquencies and foreclosures have negatively affected the credit performance of our residential real estate, commercial real estate and real estate acquisition and development loans, resulting in an increase in our level of nonperforming assets and loans past due 90 days or more and still accruing interest and charge-offs of problem loans. At the same time, competition among depository institutions in our markets for deposits and quality loans has increased significantly. These market conditions and the tightening of credit have led to increased deficiencies in our loan portfolio, a decreased interest margin, increased market volatility.

        During the nine months ended September 30, 2009, nonperforming assets and loans 90 days or more past due and still accruing interest increased $7.08 million, or 10.49% to $74.52 million. Nonperforming assets and loans 90 days or more past due and still accruing interest as a percentage of total assets increased during this period from 5.16% as of December 31, 2008 to 5.28% as of September 30, 2009. Our allowance for loan losses as a percentage of total loans decreased during this period from 1.71% as of December 31, 2008 to 1.23% as of September 30, 2009 and our allowance for loan losses as a percentage of nonperforming assets and loans 90 days or more past due and still accruing interest decreased from 33.68% as of December 31, 2008 to 22.20% as of September 30, 2009. The primary reason for the decrease was the removal of the allowance for loan losses of our subsidiary, Mariner Finance, LLC ("Mariner Finance"), which maintained an allowance for loan losses in excess of 4.5%.

        From December 31, 2007 to December 31, 2008, nonperforming assets and loans past due 90 days or more and still accruing interest increased $21.05 million, or 45.34%, to $67.44 million. Nonperforming assets and loans 90 days past due or more and still accruing interest as a percentage of total loans increased during this period from 3.72% at December 31, 2007 to 5.16% at December 31, 2008. In addition, our allowance for loan losses as a percentage of total loans increased during this period from 1.50% to 1.71% and our allowance for loan losses as a percentage of nonperforming loans and loans 90 days or more past due and still accruing interest decreased from 44.66% to 33.68%.

        We recorded provisions for loan losses of $2.10 million and $8.36 million during the three and nine months ended September 30, 2009, respectively, and $14.78 million during the year ended December 31, 2008, which had a significant negative impact on our earnings. The impact of the increase in nonperforming loans and related credit losses has resulted in significant losses over the past three years and has eroded our stockholders' equity and the regulatory capital ratios of the Bank.

        On September 18, 2009, First Mariner Bank entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist with the Federal Deposit Insurance Corporation (the "FDIC") and the Commissioner of Financial Regulation for the State of Maryland (the "Commissioner") whereby the Bank consented to the issuance of an Order to Cease and Desist (the "September Order") promulgated by the FDIC and the Commissioner without admitting or denying the alleged charges of unsafe or unsound banking practices.

        The September Order requires the Bank to adopt a plan to achieve and maintain a tier 1 leverage capital ratio of at least 7.5% of the Bank's total average assets and a total risk-based capital ratio of at least 11% of its total risk-weighted assets by June 30, 2010. The September Order also requires the Bank to adopt a plan to achieve and maintain its tier 1 leverage and total risk-based capital ratios at 6.5% and 10%, respectively, beginning on March 31, 2010. First Mariner Bank has presented a capital plan to the FDIC and the Commissioner detailing how it intends to achieve these capital thresholds by the required dates. At September 30, 2009, the Bank reported tier 1 leverage and total risk-based capital ratios of 5.4% and 8.4%, respectively.

        On November 24, 2009, First Mariner entered into a Written Agreement with the Board of Governors of the Federal Reserve System (the "FRB") which replaced the Company's existing Memorandum of Understanding with the Federal Reserve Bank of Richmond (the "FRB Agreement"). The original FRB Agreement required First Mariner to: (i) develop and implement a strategic business plan that includes (a) actions that will be taken to improve our operating performance and reduce the level of parent company leverage, (b) a comprehensive budget and an expanded budget review process, (c) a description of the operating assumptions that form the basis for major projected income and expense components and provisions needed to maintain an adequate loan loss reserve and (d) a capital plan incorporating all capital needs, risks and regulatory guidelines; and (ii) submit plans to improve enterprise-wide risk management and effectiveness of internal audit programs. First Mariner also agreed to provide the Federal Reserve Bank of Richmond with advance notice of any significant capital transactions. The new FRB Agreement (the "New FRB Agreement") prohibits First Mariner and the Bank from taking any of the following actions without the FRB's prior written approval: (i) declaring or paying any dividends; (ii) taking dividends from the Bank; (iii) making any distributions of interest, principal or other sums on First Mariner's subordinated debentures or trust preferred securities; (iv) incurring, increasing or guaranteeing any debt; or (v) repurchasing, redeeming any shares of its stock. In addition, under the New FRB Agreement, First Mariner has submitted a written plan to the FRB to maintain sufficient capital, on a consolidated basis, such that First Mariner satisfies the FRB's requirements to be considered "adequately capitalized." To be considered adequately capitalized, First Mariner's consolidated tier 1 capital to total assets, tier 1 capital to risk-weighted assets and total capital to risk-weighted assets ratios at September 30, 2009 must be at least 4.0%, 4.0% and 8.0%, respectively. At September 30, 2009, those capital ratios were 2.4%, 2.7% and 5.4%.

        The failure to comply with the Cease and Desist Order or the New FRB Agreement could result in the initiation of further enforcement action by the FDIC, the Commissioner or the FRB, including the imposition of civil monetary penalties, as well as the imposition of further operating restrictions. Our regulators also could direct us to seek a merger partner or possibly place the Bank in receivership.

        In response to these events, the Company has taken steps to strengthen the Company's and the Bank's capital structure by reducing debt and raising equity. The Company and the Bank have submitted comprehensive capital plans to regulators of both the Bank and the Company. The core components of the plan included selling the Company's consumer finance subsidiary, Mariner Finance, increasing capital through a rights offering, and strategically lowering the asset levels of the Bank through loan runoff and the sale or closure of underperforming Bank branches. In December, the Company completed the sale of Mariner Finance, and subsequently injected $12.5 million of additional capital into First Mariner Bank, significantly increasing the Bank's capital ratios as of December 31, 2009.

        The Company has filed with the Securities and Exchange Commission a Registration Statement registering shares of common stock to be sold in a public offering, in which we expect to give priority subscription rights to the Company's stockholders (the "Rights Offering"). The targeted amount of the capital raise through the rights offering is $20 million.

        As of the date these proxy materials were printed, the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 8, 2009 registering shares of common stock to be sold in the Rights Offering had not been declared effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. You may obtain a written prospectus for the offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, by writing to the Company, 1501 S. Clinton Street, Baltimore, Maryland 21224, Attention: Eugene A. Friedman, Secretary. This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other securities, including the rights or any shares of common stock issuable upon exercise of the rights. Offers and sales of common stock and common stock issuable upon exercise of the rights will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus.

        The Company has sought to reduce debt through the redemption of trust preferred securities. Towards that end, on February 3, 2010 the Company entered into the Exchange Agreement with Mr. Hale, pursuant to which agreement the Company proposes to exchange common stock valued at $2.0 million and warrants to acquire additional shares of common stock, as described in more detail below, for trust preferred securities with an aggregate liquidation amount of $20.0 million issued by

First Mariner Capital Trusts II, IV and VIII. Upon consummation of the Exchange, which is subject to stockholder approval, the Company intends to submit for cancellation the trust preferred securities acquired and a comparable amount of subordinated debentures. If completed, the Exchange is expected to eliminate $20.0 million of subordinated debentures (recorded as debt on the Company's statement of condition). As a result of this elimination of $20.0 million in debt, the Company will no longer accrue interest expense with the respect to the $20.0 million of trust preferred securities to be exchanged. First Mariner accrued interest expense of $1.25 million on the $20.0 million of trust preferred securities during the year ended December 31, 2008 and $832,865 during the nine months ended September 30, 2009. The Exchange also will increase the Company's total stockholders' equity by approximately $12.8 million, although the exact amount is subject to variation based on the valuation of the warrants at closing, from the cancellation of the trust preferred securities, the common securities and the subordinated debentures. The Exchange would be recorded during the quarter in which the trust preferred securities were cancelled, which is expected to be the first or second quarter of calendar year 2010. The Exchange is expected to significantly improve the Company's debt to equity ratios, debt service requirements, consolidated regulatory capital ratios, and book value per share. The Exchange will have no effect on the Bank's capital.

        The Company is asking stockholders at the special meeting to support its plan to reduce the Company's outstanding debt burden by supporting the Exchange.

        The shares of common stock and warrants to acquire common stock to be issued in the Exchange, and any shares of common stock that may be issued upon the exercise of warrants granted in the Exchange, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the Securities and Exchange Commission within 60 days of the closing date with respect to the Initial Shares (as defined below) and the warrants to be issued in the Exchange.

        The Board of Directors believes that the Exchange is a crucial step that the Company must complete for the Company and the Bank to meet the capital objectives directed by their respective regulators. The Board of Directors believes that if the Company is unable to consummate the Exchange, it will be more difficult to complete the Rights Offering, or, in order to complete the Rights Offering it will be required to offer more shares of common stock at a lower price than it would have to if the Exchange is completed, thereby causing greater dilution to stockholders in the Rights Offering.

        Due to the benefits that will result from the Exchange and the adverse consequences the Company will face if the Exchange not completed, the Board recommends that the stockholders vote "FOR" Proposal 1.

Risk Factors

  Stockholders may face significant dilution as a result of the Exchange.

        If Proposal 1 is approved and the Exchange is completed, the Company's existing stockholders may incur substantial dilution of their voting interests and may own a significantly smaller percentage of the Company's outstanding common stock following the Exchange and the Rights Offering. The dilutive effect of the Exchange may have an adverse impact on the market price of the Company's common stock.

Terms of the Exchange

        The Exchange Agreement provides that on the closing date of the transaction (the "Closing"), Mr. Hale will exchange his trust preferred securities for consideration to be paid by the Company consisting of common stock and warrants to buy common stock. The aggregate number of shares of common stock to be exchanged (the "Initial Shares") will be valued at $2.0 million based on the average daily closing price of the common stock over the 20 trading days prior to the closing of the transaction (the "Conversion Price"). In the event that by June 30, 2010 the Company completes a public or private offering of its common stock, then Mr. Hale will be issued additional shares of common stock such that the total shares to be issued to Mr. Hales would equal $2.0 million divided by the price per share at which shares were sold in the public or private offering. If common stock is sold in the Rights Offering at a price below the Conversion Price, the Rights Offering will result in the issuance of additional shares of common stock to Mr. Hale.

        Mr. Hale also will receive warrants (the "A Warrants") to purchase in the aggregate 20% of the Initial Shares. In addition, Mr. Hale will receive additional warrants (the "B Warrants" and, together with the A Warrants, the "Warrants") in the event that on or prior to June 30, 2010 First Mariner Bancorp enters into another agreement to acquire other trust preferred securities, including an agreement, if any, with the Investors (as defined below) as described below, and the value of the consideration to be issued in that transaction relative to the aggregate liquidation amount of trust preferred securities to be acquired is greater than the value of the consideration to be issued by First Mariner Bancorp in the Exchange relative to the $20.0 million aggregate liquidation amount of trust preferred securities to be exchanged. In that event, Mr. Hale would receive additional warrants such that the relative value of the aggregate consideration to be paid in the Exchange equals the relative value of the aggregate consideration to be paid in the subsequent transaction, provided that the number of shares subject to the B Warrants could not exceed 20% of the Initial Shares.

        In the event Mr. Hale's ownership of Company common stock immediately following the Closing would be equal to or greater than 41.33% (the "Threshold"), assuming exercise of the A Warrants, then the amount of trust preferred securities Mr. Hale would exchange initially would be reduced by the minimum amount necessary so that immediately following the Closing, Mr. Hale's ownership of Company common stock would be below the Threshold. If such a reduction occurs at the Closing, the remaining trust preferred securities held by Mr. Hale could be exchanged in the future subject to the terms of the Exchange Agreement assuming such exchange would not cause Mr. Hale's ownership of Company common stock to exceed the Threshold.

        The Warrants are exercisable for five years following the Closing at a price equal to the lesser of (i) the Conversion Price, (ii) if on or prior to June 30, 2010 the Company sells shares of common stock in a public or private offering, the price at which shares are sold in that offering, or (iii) the price utilized in any subsequent agreement for the acquisition of trust preferred securities to determine the number of shares of common stock to be exchanged for such trust preferred securities exclusive of any warrants, warrant shares or warrant prices. The warrants will be exercisable for five years.

        The Company's Board of Directors believes the Exchange will benefit the Company by eliminating $20.0 million of indebtedness and simultaneously increasing stockholders' equity. The Exchange will also substantially increase the regulatory capital ratios of the Company, be sufficient to satisfy the consolidated capital requirements under the New FRB Agreement, as well as utilizing a substantial portion of the Company's deferred tax assets. If completed, the Exchange is expected to eliminate $20.0 million of subordinated debentures (recorded as debt on the Company's statement of condition) and, although the exact amounts are subject to variation based on the valuation of the warrants at closing, increase the Company's total stockholders' equity by approximately $12.8 million. The Exchange would be recorded during the quarter in which the trust preferred securities were cancelled, which is expected to be the first or second quarter of calendar year 2010. On a pro forma basis at September 30, 2009, the Exchange would increase the Company's consolidated ratios of tier 1 capital to total assets, tier 1 capital to risk-weighted assets and total capital to risk-weighted assets from 2.4%, 2.7% and 5.4%, respectively, to 4.2%, 4.8% and 8.8%, respectively.

        As described above, if the Exchange is completed, the Company will issue shares of common stock and warrants to acquire common stock in exchange for trust preferred securities with an aggregate liquidation amount of $20.0 million, and following the Exchange, the trust preferred securities and subordinated debentures will be cancelled. The subordinated debentures represent an unsecured claim to the Company's assets that is subordinated to existing and future debt. In certain circumstances relating to the Company's liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of any senior indebtedness would first be entitled to receive payment in full before the holders of the subordinated debentures would be entitled to receive any payment on the subordinated debentures. The subordinated debentures and the trust preferred securities each have 30-year lives. The subordinated debentures and the trust preferred securities are each callable by the Company or the Trusts, at their respective option after five years.

        The issuance of Company common stock pursuant to the Exchange will be made by the Company pursuant to an exemption from the registration requirements of the Securities Act, contained in Section 4(2) of such Act and Rule 506 promulgated thereunder. The shares of common stock and Warrants to acquire common stock in the Exchange, and any shares of common stock that may be issued upon the exercise of Warrants granted in the Exchange, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the Securities and Exchange Commission within 60 days of the completion of the Exchange with respect to the Initial Shares and the Warrants and within 60 days of the exercise of any Warrant with respect to the resale of common stock issued upon the exercise of a Warrant.

        The Investors purchased trust preferred securities with an aggregate liquidation amount of $6.0 million issued by First Mariner Capital Trust IV. The Company may seek to negotiate an agreement with the Investors, with economic terms substantially identical to those contained in the Exchange Agreement, for the exchange of common stock and warrants for the $6.0 million of trust preferred securities they hold. Stockholder approval of Proposal 1 also will constitute approval for the Company to complete an exchange of common stock and warrants for $6.0 million of trust preferred securities held by the Investors under economic terms substantially identical to those contained in the Exchange Agreement. However, no agreement with the Investors exists and that $6.0 million of trust preferred securities will remain outstanding unless and until an agreement is reached with the Investors. If an agreement with the Investors is reached, the resulting exchange would be expected to eliminate $6.0 million of subordinated debentures (recorded as debt on the Company's statement of condition). On a pro forma basis at September 30, 2009, the Exchange together with the elimination of the $6.0 million aggregate liquidation amount of Investor held trust preferred securities, would increase the Company's consolidated ratios of tier 1 capital to total assets, tier 1 capital to risk-weighted assets and total capital to risk-weighted assets from 2.4%, 2.7% and 5.4%, respectively, to 4.8%, 5.4% and 8.8%, respectively.

        As the Company is seeking approval of the issuance of up to $2.6 million of common stock and warrants to acquire additional shares of common stock in exchange for up to $26.0 million aggregate liquidation amount of trust preferred securities, an affirmative vote on this Proposal 1 would constitute an affirmative vote with respect to any exchange by the Investors under terms substantially identical to those set forth in the Exchange Agreement.

Interests of Certain Persons in the Exchange

        Mr. Hale and the Investors are directors and/or officers of the Company and the Bank. The following table sets forth for Mr. Hale, and if an exchange agreement should be reached with the Investors, for the Investors, the liquidation amount of trust preferred securities to be surrendered to the Company and the consideration to be received in exchange for the securities to be surrendered. The table below assumes that no B Warrants will be issued.

Name	Liquidation Amount of Trust Preferred Securities to be Exchanged ($)	Initial Shares (1)	Shares Subject to A Warrants(1)
Edwin F. Hale, Sr.	20,000,000	1,492,537	29,850
Anirban Basu	100,000	7,462	1,492
Barry B. Bondroff	500,000	37,313	7,462
Robert L. Caret	250,000	18,656	3,731
Gregory A. Devou	250,000	18,656	3,731
Mark A. Keidel	600,000	44,776	8,955
George H. Mantakos	500,000	37,313	7,462
John P. McDaniel	1,000,000	74,626	14,925
Paul B. Susie	250,000	18,656	3,731
Hector Torres	100,000	7,462	1,492
Michael R. Watson	250,000	18,656	3,731

(1)
Assumes the Conversion Price will be $1.34, the closing price for the common stock as quoted on the Nasdaq Global Market on February 11, 2010.

Reason for Request for Stockholder Approval

        The Company's common stock is listed on the Nasdaq Global Market, and the Company is subject to the Nasdaq Marketplace Rules. The Company is seeking stockholder approval for the issuance of shares of common stock and warrants to acquire common stock, and the issuance of shares of common stock upon the exercise of the warrants, under the Nasdaq Marketplace Rules, which apply to the issuance of securities in certain circumstances.

        Under Marketplace Rule 5635(c), listed companies are required to obtain stockholder approval prior to the issuance of common stock or securities convertible into or exercisable for common stock to certain affiliates in a private placement at a price less than the market value of the common stock, as such issuance is considered a form of "equity compensation." To the extent that the issuance to directors and officers of the Company of shares of common stock to be issued as part of the exchanges described above, the Warrants and the shares of common stock issuable upon exercise of the Warrants could be considered a form of "equity compensation," the Company is seeking stockholder approval pursuant to Marketplace Rule 5635(c). The individuals who will tender trust preferred securities in the exchanges purchased such trust preferred securities for a price equal to 10% of the liquidation amount of the trust preferred securities purchased.

        Furthermore, Nasdaq Marketplace Rule 5635(d) requires stockholder approval of the issuance in a private placement of common stock equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock. It is anticipated that the aggregate number of shares issuable as a result of the Exchange could equal or exceed more than 20% of the Company's shares outstanding prior to the Exchange at a price that is lower than the greater of the book or market value of the shares. As a result, the Company also is seeking stockholder approval pursuant to Marketplace Rule 5635(d).

Impact on Stockholders of Approval or Disapproval of this Proposal

        If this Proposal is not approved, the Company will be unable to complete the Exchange described above. As discussed under "—Background," if this Proposal is not approved, it will be more difficult to complete the Rights Offering, or, in order to complete the Rights Offering it will be required to offer more shares of common stock at a lower price than it would have to if the Exchange is completed, thereby causing greater dilution to stockholders in the Rights Offering. In turn, it will be more difficult to meet the capital requirements set forth in the Cease and Desist Order and the New FRB Agreement.

Board of Directors' Recommendation

        A Special Committee of the Company's Board of Directors consisting of disinterested directors has approved the Exchange and the issuance of shares of common stock, the Warrants and shares of common stock issuable upon exercise of the Warrants. Based on the Company's reasons for the Exchange described in this proxy statement, the Special Committee and the Board of Directors of the Company believe that the approval of the Exchange, as well as an exchange by the Investors under terms substantially identical to those set forth in the Exchange Agreement, and the issuance of shares of common stock, warrants and the shares of common stock issuable upon exercise of warrants, under the terms described above, is in the best interests of the Company and its stockholders and recommend that you vote "FOR" approval of Proposal No. 1.

PROPOSAL 2—GRANT MANAGEMENT THE AUTHORITY TO ADJOURN THE SPECIAL MEETING IF THERE ARE INSUFFICIENT VOTES TO APPROVE PROPOSAL 1.

Proposal

        If at the meeting, the number of shares of the Company's common stock present or represented and voting in favor of Proposal 1 is insufficient to approve Proposal 1, the Company's management may move to adjourn, postpone or continue the meeting in order to enable its Board of Directors to continue to solicit additional proxies in favor of Proposal 1.

        In this Proposal 2, the Company is asking you to authorize the holder of any proxy solicited by its Board of Directors to vote in favor of adjourning, postponing or continuing the meeting and any later adjournments. If the Company's stockholders approve the adjournment proposal, the Company could adjourn, postpone or continue the meeting, and any adjourned session of the meeting, to use the additional time to solicit additional proxies in favor of Proposal 1, including the solicitation of proxies from stockholders that have previously voted against Proposal 1. Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against Proposal 1 have been received, the Company could adjourn, postpone or continue the meeting without a vote on Proposal 1 and seek to convince the holders of those shares to change their votes to votes in favor of the approval of Proposal 1. If it is necessary to adjourn the meeting, no notice of the adjourned Special Meeting is required to be given to stockholders other than an announcement at the meeting of the hour, date and place to which the meeting is adjourned.

Board of Directors' Recommendation

        The Company's Board of Directors recommends that stockholders vote "FOR" the proposal to grant management the authority to adjourn, postpone or continue the meeting.

 SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDERS NOMINATIONS

        Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the proxy statement and voted on by the stockholders at the 2010 Annual Meeting of Stockholders was required to have submitted that proposal in writing, including all supporting materials, to the Company at its principal executive offices no later than December 4, 2009 and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to the Company's Bylaws, if a stockholder intends to present a proposal for business to be considered at the 2010 Annual Meeting of Stockholders but does not seek inclusion of the proposal in the Company's proxy statement for such meeting, then the Company must have received the proposal no earlier than December 4, 2009 but no later than January 4, 2010 for it to have been considered timely received. If the notice of a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this proxy statement and matters incident to the conduct of the meeting. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors. A representative of Stegman & Company, the Company's independent registered public accounting firm, is not expected to be present at the special meeting.

MISCELLANEOUS

        The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has retained Laurel Hill Advisory Group, a proxy soliciting firm, to assist in the solicitation of proxies, for which they will receive a fee of $6,500 plus reimbursement of expenses.

INCORPORATION BY REFERENCE

        The SEC allows the Company to "incorporate by reference" the information it files with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information the Company incorporates by reference is an important part of this proxy statement. The Company incorporates by reference the following:

  •
  "Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations," "Item 7A—Quantitative and Qualitative Disclosures about Market Risk," "Item 8—Financial Statements and Supplementary Data" and "Item 9—Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and

  •
  "Item 1—Financial Statements," "Item 2—Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Item 3—Quantitative and Qualitative Disclosures about Market Risk" of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009.

        The sections referenced above can be found in the Company's Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company's Report on Form 10-Q for the fiscal quarter ended September 30, 2009 that accompany this proxy statement. Only such sections referenced above are to be deemed incorporated by reference into this proxy statement.

        Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this proxy statement except as so modified or superseded.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      EUGENE A. FRIEDMAN
                      Secretary

Baltimore, Maryland
February 16, 2010

0 14475 FIRST MARINER BANCORP SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints Dennis Finnegan and Eugene A. Friedman, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of First Mariner Bancorp (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting"), to be held at the CLARENCE "DU" BURNS ARENA, 1301 South Ellwood Avenue, Baltimore, Maryland, on Friday, March 19, 2010 at 7:00 a.m., local time, and at any and all adjournments thereof. Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of the Company at the special meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement dated February 16, 2010. (Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF FIRST MARINER BANCORP March 19, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=08777 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. The approval of the issuance of up to $2.6 million of common stock and warrants to acquire additional shares of common stock in exchange for up to $26.0 million aggregate liquidation amount of trust preferred securities. 2. To grant management the authority to adjourn the special meeting to solicit additional proxies in the event there are insufficient votes to approve proposal 1. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE LISTED PROPOSALS AND MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS #1 AND #2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 00030300000000000000 8 031910

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GENERAL INFORMATION
INFORMATION ABOUT VOTING
STOCK OWNERSHIP
ITEMS TO BE VOTED UPON BY STOCKHOLDERS
SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDERS NOMINATIONS
OTHER MATTERS
MISCELLANEOUS
INCORPORATION BY REFERENCE